Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Coca-Cola Europacific Partners plc:
•Registration Statement (Form F-3 No. 333-219945) of Coca Cola European Partners plc,
•Registration Statement (Form F-3 No. 333-241528) of Coca-Cola European Partners plc,
•Registration Statement (Form S-8 No. 333-208566) pertaining to the Coca-Cola Enterprises, Inc. 2010 Incentive Award Plan, the Coca-Cola Enterprises, Inc. 2010 Incentive Award Plan (No.2), the Coca-Cola Enterprises, Inc. 2010 Incentive Award Plan (No.3) and the Coca-Cola Enterprises, Inc. Legacy Long-Term Incentive Plan,
•Registration Statement (Form S-8 No. 333-211764) pertaining to the 2016 Coca-Cola European Partners plc Long-Term Incentive Plan, the 2016 Coca-Cola Enterprises UK Employee Share Plan and the 2016 Coca-Cola Enterprises Belgium/Coca-Cola Enterprises Services Belgian and Luxembourg Share Savings Plan with respect to shares of
Coca-Cola European Partners plc,
•Registration Statement (Form S-8 No. 333-233695) pertaining to the Coca-Cola European Partners plc UK Share Plan and the Coca-Cola European Partners plc Employee Share Purchase Plan,
•Registration Statement (Form S-8 No. 333-233697) pertaining to the Coca-Cola Enterprises, Inc. 2010 Incentive Award Plan (the "Plan")
of our reports dated 15 March 2022, with respect to the consolidated financial statements of Coca-Cola Europacific Partners plc and the effectiveness of internal control over financial reporting of Coca-Cola Europacific Partners plc included in this Annual Report on Form 20-F of Coca-Cola Europacific Partners plc for the year ended 31 December 2021.

/s/ Ernst & Young LLP

London, United Kingdom
15 March 2022